WEAVER MARTIN & SAMYN

August 20, 2012

U.S. Securities and Exchange Commission
Office of the Chief Accountant
450 fifth Street, NW
Washington, DC 20549

RE: Imperial Petroleum, Inc.
File No. 000-09923
Change in Certifying Accountant

Dear Sir or Madam:

The firm of Weaver Martin & Samyn, LLC was previously principal certifying accountant for Imperial Petroleum, Inc. (the "Company") and reported on the financial statements of the Company for the years ended July 31, 2010 and 2011. On August 17, 2012, we notified the Company that we were resigning as the principal certifying accountant and would no longer maintain our auditors' opinions in connection with the years ended July 31, 2010 and 2011. We have read Item 4.01 and 4.02 of Form 8-K of Imperial Petroleum, Inc. and agree with the statements concerning our Firm contained therein.

Very Truly Yours

Weaver Martin & Samyn, LLC

/s/ Weaver Martin & Samyn, LLC
411 Valentine Road, Suite 300
Kansas City, Missouri 64111

Certified Public Accountants & Consultants
411 Valentine, Suite 300
Kansas City, Missouri 64111
Phone: (816) 756-5525
Fax: (816) 756-2252